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                               PROMISSORY NOTE SECURED
                                BY PLEDGE OF STOCK


                                                        San Diego, California
                                                                 May 15, 1998


     FOR VALUE RECEIVED, the undersigned, ______________ ("Borrower") promises to pay to the order of ____________________ ("Lender") at 7979 Ivanhoe, Suite 520, La Jolla, CA. 92037, or at such other place as the holder hereof may designate, in lawful money of the United States of America, the principal sum of ___________ (the "Loan") together with interest thereon at a rate and payable as set forth below.

     1.   RATE AND CALCULATION OF INTEREST.

      The principal balance of the Loan outstanding from time to time hereunder shall bear interest at eight per cent per annum (8%) (hereafter referred to as the "Loan Rate"). Interest shall be computed on the basis of a 365-day year, on actual days elapsed. Interest only shall be payable quarterly, in arrears, commencing September 1, 1998 and payable thereafter on December 1, March 1, June 1 and September 1 of each year during the term of the note.

     2.   TERM OF NOTE.

     The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon and all other amounts due and unpaid hereunder, shall be due and payable in full on May 15, 2002 ("Maturity Date").

     3.   SECURITY FOR REPAYMENT OF NOTE.

     Repayment of this Note is secured by a Stock Pledge and Security Agreement of even date herewith ("Pledge").

     4.   NONRECOURSE NOTE.

     Borrower shall have no personal liability for any deficiency on this note, and the only remedy available to the holder will be to collect under the terms of the Pledge.

     5.   PREPAYMENT.

      Borrower may from time to time during the term of this Note, partially or wholly repay the Loan subject to all of the limitations, terms and conditions of this Note without penalty. Any amounts prepaid under this Note shall be applied first to the payment of interest and then to the payment of principal.

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     6.    DEFAULT.

          (A) The occurrence of any of the following events shall constitute a "Default" and upon the expiration of any period of cure set forth below, or if no such cure period is specified, shall constitute an "Event of Default" under this Note.

               (i) Borrower shall fail to pay when due any principal, interest or other amounts payable under the Note, within three (3) Business Days of the date any such payment is due;

               (ii) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of any of his property, or shall generally fail to pay his debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy or seek reorganization, in order to effect a plan or other arrangement with creditors or any other relief under Title 11 of the United States Code ("Bankruptcy Code") or under any state or federal law granting relief to debtors, whether now or hereafter in effect, or any involuntary petition or proceeding pursuant to Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or Borrower shall file and answer admitting the jurisdiction of the court and the material allegations of any involuntary petition, or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors; or

               (iii) The filing by the United States Internal Revenue Service or any other governmental agency of any claim or action against Borrower's assets unless such claim or action is being contested in good faith and subject to the maintenance of adequate reserves for such purpose.

          (B) Upon the occurrence of any Event of Default this Note shall be in default, and the holder of this Note, at holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest, or notice of dishonor, all of which are expressly waived by Borrower.

          (C) Failure to exercise the foregoing option shall not constitute a waiver of the right to exercise the same at any subsequent time in respect to the same event or any other event. The acceptance by Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express consent of Lender, except as and to the extent otherwise provided by Law.

     7. MISCELLANEOUS.

          (A) All payments on this Note are to be made or given to Lender at the address set forth above, or to such other person or at such other place as Lender from time to time directs by written notice to Borrower. Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees, expended or incurred by the holder in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the holder hereunder.

          (B) Borrower waives any right of offset it now has or may hereafter have against Lender and its successors and assigns, and agrees to make the payments called for hereunder in accordance with the terms hereof. Borrower further waives diligence, demand, presentation, protest, and notice of non-payment, and the pleading of any statute of limitations as a defense under this Note. Lender and all successors thereof shall have all the rights of a holder in due course as provided in the California Uniform Commercial Code and other laws of the State of California.

          (C) Notwithstanding anything herein to the contrary, all payments made on this Note shall, at the option of Lender, be applied first to the payment of any costs due hereunder, then to the payment of accrued interest then delinquent or otherwise due hereunder, and after all such charges and interest have been paid, any remainder shall be applied to reduce the principal balance hereof. Borrower waives the right to direct the applications of any amounts paid under this Note.

          (D) This Note shall not be modified or changed orally, but in each instance, only by an instrument in writing signed by the party against which enforcement of such change, modification or waiver is sought.

          (E) It is agreed that time is of the essence as to every term, condition, and provision of this Note.

          (F) This Note shall be construed in accordance with the laws of the State of California, (excluding conflict of law provisions), except to the extent Lender has greater rights or remedies under Federal law, in which case such choice of California law shall not be deemed to deprive Lender of such rights and remedies as may be available under Federal law.

          (G) All agreements between Borrower and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason or advancement of the proceeds hereof, acceleration of maturity of the unpaid balance hereof, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under the applicable usury laws. If, for any circumstances whatsoever, failure of any provision hereof or any other agreement relating to this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder as of the date such amount is received or deemed to be received by Lender and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender.

          (H) BORROWER WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF THIS NOTE OR ANY OTHER LOAN DOCUMENT AND WAIVES ANY RIGHT TO REQUIRE LENDER AT ANY TIME TO PURSUE ANY REMEDY IN LENDER'S POWER WHATSOEVER.

     IN WITNESS WHEREOF, this Note is executed by Borrower on the date first-above written.





                                       ---------------------------------

EXHIBIT (C)(3)

------------------ -------------------------------------- ------------------------------------------- ------------------
      DATE         LENDER                                 BORROWER                                       LOAN AMOUNT
------------------ -------------------------------------- ------------------------------------------- ------------------
  May 15, 1998     Price Family Charitable Trust          Paul A. Peterson, Peterson & Price, A              $875,000
                                                          Professional Corp., Profit Sharing
                                                          Plan - Trust B
------------------ -------------------------------------- ------------------------------------------- ------------------
  May 15, 1998     Price Family Charitable Trust          Jim Cahill                                         $875,000
------------------ -------------------------------------- ------------------------------------------- ------------------
  May 15, 1998     Price Family Charitable Trust          White & Robinson, A Professional                   $875,000
                                                          Corp., Profit Sharing Plan
------------------ -------------------------------------- ------------------------------------------- ------------------
  May 15, 1998     Price Family Charitable Trust          Murray Galinson, President, Galinson             $1,750,000
                                                          Holdings LLC
------------------ -------------------------------------- ------------------------------------------- ------------------
  May 15, 1998     Price Charitable Remainder Trust       Jack McGrory                                       $175,000
------------------ -------------------------------------- ------------------------------------------- ------------------
  May 21, 1998     Price Charitable Remainder Trust       Anne Ledford Evans                                 $350,000
------------------ -------------------------------------- ------------------------------------------- ------------------
